As filed with the Securities and Exchange Commission on June 30, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICON PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ireland (State or other jurisdiction of incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number)	Not Applicable (IRS Employer Identification Number)

South County Business Park
Leopardstown
Dublin 18, Ireland
Tel: +353-1-291-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent of service)
With copies to:

William M. Hartnett Kimberly C. Petillo-Décossard Ross E. Sturman Cahill Gordon & Reindel LLP 32 Old Slip New York, NY 10005 (212) 701-3000	Diarmaid Cunningham General Counsel ICON plc South County Business Park Leopardstown Dublin 18, Ireland Tel: +353-1-291-2000	Christopher L. Gaenzle Corporate Secretary PRA Health Sciences, Inc. 4130 ParkLake Avenue Suite 400 Raleigh, NC 27612 (919) 786-8200	Krishna Veeraraghavan Laura C. Turano Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effectiveness of this registration statement and upon completion of the merger described in the enclosed joint proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the U.S. Securities Act, check the following box and list the U.S. Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-254891

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the U.S. Securities Act, check the following box and list the U.S. Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

U.S. Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

U.S. Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

☐ Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

†The term ‘‘new or revised financial accounting standard’’ refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value €0.06 per share	1,168,234(1)	N/A	N/A(2)	N/A (3)

(1)
Represents the estimated maximum number of additional ordinary shares, par value €0.06 each (“ICON ordinary shares”), of ICON plc (the “Registrant”) issuable upon the completion of the merger transactions described herein. The Registrant has previously registered 28,831,766 ICON ordinary shares pursuant to the registration statement on Form F-4 (Registration No. 333-254891) as amended through Amendment No. 1 to Form F-4 (Registration No. 333-254891), filed on April 26, 2021 (the “Prior Registration Statement”), and declared effective on April 27, 2021. The Registrant now estimates that up to 30,000,000 ICON ordinary shares may be issued upon completion of the merger described in the Prior Registration Statement and that 232,620 fewer shares of PRA common stock will be exchanged in the merger.

(2)
Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee,  the proposed maximum aggregate offering price of the additional ICON ordinary shares covered hereby is nil because the calculation of the registration fee in this registration statement is based on fewer shares of PRA common stock than the registration fee calculation in the Prior Registration Statement.

(3)
The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act, by multiplying the proposed maximum aggregate offering price for the securities by 0.0001091. A registration fee of $518,500.31 was paid in connection with the Prior Registration Statement and no additional registration fee is due herewith.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form F-4 (Registration No. 333-254891), filed on March 31, 2021, as amended through Amendment No. 1 to Form F-4 (Registration No. 333-254891), filed on April 26, 2021 (the “Prior Registration Statement”),  and declared effective as of April 27, 2021, ICON plc, a company incorporated under the laws of Ireland (the “Registrant”), registered an aggregate of 28,831,766 of its ordinary shares, par value €0.06 each (“ICON ordinary shares”), and paid an aggregate registration fee of $518,500.31. This Registration Statement is being filed with the Securities and Exchange Commission pursuant to General Instruction H of Form F-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 1,168,234 ICON ordinary shares estimated to be issuable upon the completion of the merger described in the Prior Registration Statement.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement incorporates by reference the contents of the Prior Registration Statement including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of A&L Goodbody LLP, dated June 30, 2021, as to the validity of the ordinary shares of ICON plc being registered pursuant to this registration statement
23.1	Consent of KPMG, Independent Registered Public Accounting Firm, relating to the financial statements of ICON plc
23.2	Consent of Deloitte & Touche LLP relating to the financial statements of PRA Health Sciences, Inc.
23.3	Consent of A&L Goodbody LLP (included in Exhibit 5.1)
24.1	Power of Attorney of Officers and Directors (included on the signature page of the registration statement filed on March 31, 2021)
99.1	Consent of Centerview Partners LLC
99.2	Consent of BofA Securities, Inc.
99.3	Consent of UBS Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on  June 30, 2021.

ICON PLC

/s/ Brendan Brennan

Name:	Brendan Brennan
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board and Director	June 30, 2021
Ciaran Murray

*	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2021
Dr. Steve Cutler

/s/ Brendan Brennan	Chief Financial Officer (Principal Financial Officer)	June 30, 2021
Brendan Brennan

*	Lead Independent Director	June 30, 2021
Rónán Murphy

*	Director	June 30, 2021
Professor Hugh Brady

*	Director	June 30, 2021
Dr. John Climax

*	Director	June 30, 2021
Joan Garahy

*	Director	June 30, 2021
Professor William Hall

*	Director	June 30, 2021
Eugene McCague

*	Director	June 30, 2021
Julie O’Neill

*	Director	June 30, 2021
Mary Pendergast

*By:	/s/ Brendan Brennan
Brendan Brennan, Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Puglisi & Associates

/s/ Donald J. Puglisi	Authorized Representative in the United States	June 30, 2021
Donald J. Puglisi

Managing Director, Puglisi & Associates